                                                                    EXHIBIT 99.1

JOINT
NEWS RELEASE


FOR FURTHER INFORMATION

INVESTOR HOTLINE
ALLEN SYSTEMS GROUP, INC.
1-800-932-5536


                      ALLEN SYSTEMS GROUP, INC. TO ACQUIRE
                                  VIASOFT, INC.

      Naples, Florida -- April 27, 2000 -- Allen Systems Group, Inc. and Viasoft, Inc. today announced that they have entered into a definitive agreement for Allen Systems Group to acquire Viasoft through a cash tender offer for $8.40 per share in cash.

      Under the terms of the agreement, which was unanimously approved by the Viasoft Board of Directors, Allen Systems Group, through its wholly-owned subsidiary ASG Sub, and Viasoft will commence a joint tender offer to purchase all of the outstanding shares of Viasoft common stock. The offer price represents a premium of approximately 52% over the closing market price of Viasoft's common stock on April 26, 2000, the last trading day before the parties announced the signing of the agreement.

      The tender offer, which is expected to commence no later than May 3, 2000 and remain open for twenty business days thereafter, unless extended, will be followed by a merger under which those shares not tendered will be converted into the right to receive the same $8.40 per share in cash. The tender offer is subject to the tender of not less than 51% of Viasoft's outstanding shares and to clearance under the antitrust laws, among other conditions. Following the merger, Viasoft will initially be operated as a wholly-owned subsidiary of Allen Systems Group.

      The tender offer will only be made pursuant to definitive tender offer materials that will be distributed to Viasoft's shareholders and filed with the Securities and Exchange Commission.

      Allen Systems Group has entered into a definitive credit agreement with LaSalle Bank and KeyBank to provide the necessary debt financing for a portion of the proposed acquisition.

      The Viasoft Board's approval of the transaction was based on a number of factors, including the opinion of Viasoft's independent financial advisor, Broadview International LLC, that the consideration being offered is fair from a financial point of view to Viasoft's shareholders. The full text of the Broadview opinion will be included in the offer to purchase.

      "Combining the considerable potential of these two companies is not only logical, it is powerful and exciting for our customer bases," Allen Systems Group CEO Arthur Allen said. "Viasoft has a terrific suite of enterprise software products which, when combined with Allen Systems Group's complement of products and services, will let us add significant value to our collective installed base, as well as with prospective customers. In our markets, customer satisfaction is critically important, and both Allen Systems Group and Viasoft know how to provide it. Now we will be able to go to these customers with an unbeatable offering, as well as much higher critical mass and scale. We are very pleased with the new combination with Viasoft, mostly because our customers are the primary beneficiaries."

      "We believe the significant premium offered by Allen Systems Group in this transaction represents the best value for our shareholders," said Steven D. Whiteman, Viasoft Chairman, President and CEO. "We are excited to partner with Allen Systems Group in addressing the enterprise software needs of our customers and the market at large. The combination of Viasoft and Allen Systems Group products and services will provide tremendous value to our customers and the merger of the two companies will accelerate our ability to meet the ongoing opportunities in the market."

ABOUT ALLEN SYSTEMS GROUP

Founded in 1986, Allen Systems Group, Inc. ("ASG") is a privately held, computer software company that focuses on providing enterprise software for breakthrough productivity. ASG provides a suite of Enterprise Productivity Software Solutions to improve the productivity and performance of corporate IT systems. Customers worldwide rely on ASG software and services to provide around-the-clock, behind-the-scenes management of applications, systems and data.

      ASG employs more than 400 associates worldwide. Headquartered in Naples, Florida, ASG has offices in California, Texas, Georgia, Australia, France, Germany, Italy, Singapore, South Africa and the United Kingdom, as well as distribution channels in Asia, Europe, the Middle East, and Latin America. For more information, please visit the company's World Wide Web site at www.asg.com.

ABOUT VIASOFT

      Viasoft is a leader in understanding enterprise applications to help companies realize the greatest return on their information technology investments. Viasoft provides business solutions consisting of specialized professional services and award-winning software that are designed to enable customers worldwide to cost-effectively manage and evolve their information technology assets. Viasoft provides a broad range of products and consulting services to support the application modernization needs of large organizations worldwide, including implementation of e-business within their operations.

      Headquartered in Phoenix, Arizona, Viasoft provides sales and professional services through regional offices in the United States, Canada, Australia, Europe and a network of international subsidiaries, distributors and resellers. For more information on Viasoft's services and technologies, please visit the company's World Wide Web site at www.Viasoft.com.

IMPORTANT INFORMATION

      Certain statements in this release are forward-looking statements, which are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from any expected future results, expressed or implied, by the forward-looking statements. Interested parties should refer to the disclosure set forth in Viasoft's recent public filings for additional information regarding risks affecting Viasoft's financial condition and results of operations. Neither Allen Systems Group, ASG Sub nor Viasoft assumes any responsibility to update any of the forward-looking statements contained herein.

      THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF VIASOFT TO ALLEN SYSTEMS GROUP, ASG SUB OR VIASOFT. AS SOON AS WE COMMENCE THE OFFER, WE WILL FILE A TENDER OFFER STATEMENT, AND VIASOFT WILL FILE A SOLICITATION/ RECOMMENDATION STATEMENT, WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. WE WILL ALSO MAIL COPIES TO VIASOFT SHAREHOLDERS.

      VIASOFT SHAREHOLDERS SHOULD READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE DECIDING WHETHER TO TENDER THEIR SHARES. YOU CAN GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS FOR FREE AT THE SEC'S WEB SITE (WWW.SEC.GOV). YOU CAN ALSO OBTAIN COPIES OF THESE DOCUMENTS FOR FREE AFTER THEY ARE FILED WITH THE SEC FROM KRISTINE KENNEDY RIEGER, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL OF ALLEN SYSTEMS GROUP, BY CALLING 1-800-932-5536 OR FROM CATHERINE R. HARDWICK, VICE PRESIDENT AND GENERAL COUNSEL OF VIASOFT, BY CALLING 602-952-0050:

-     TENDER OFFER STATEMENT (WITHOUT EXHIBITS)

-     OFFER TO PURCHASE

-     LETTER OF TRANSMITTAL

-     NOTICE OF GUARANTEED DELIVERY